Exhibit 3.4

FORM OF AMENDED AND RESTATED BYLAWS

OF

SHIMMICK CONSTRUCTION COMPANY, INC.

ARTICLE I
OFFICES

Section 1.1. PRINCIPAL EXECUTIVE OFFICE.

The principal executive office of Shimmick Construction Company, Inc. (the “Corporation”) shall be located at such place within or without the State of California as shall be fixed from time to time by the Board (the “Board”), and if no place is fixed by the Board, such place as shall be fixed by the chief executive officer.

Section 1.2. OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board at any place or places.

ARTICLE II
SHAREHOLDERS

Section 2.1. PLACE OF MEETING.

Meetings of the shareholders shall be held at any place within or without the State of California that may be designated by the Board, or by written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the secretary of the Corporation. Absent such designation or written consent, meetings shall be held at the principal executive office. The Board may, in its discretion, determine that the meeting may be held solely by means of remote electronic communication. If authorized by the Board, and subject to any guidelines and procedures adopted by the Board, shareholders not physically present at a meeting of shareholders, may participate in a meeting of shareholders by means of remote communication; and, may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by means of remote communication, subject to the conditions imposed by applicable law.

Section 2.2. ANNUAL MEETING.

The annual meeting of shareholders of this Corporation shall be held on such date and such time as may be designated from time to time by the Board. At the annual meeting, directors shall be elected, and any other business may be transacted that is within the power of the shareholders and allowed by law, provided, however, that, unless the notice of meeting, or the waiver of notice of such meeting, sets forth the general nature of any proposal to (i) approve or ratify a contract or transaction with a director or with a corporation, firm, or association in which a director has an interest; (ii) amend the Amended and Restated Articles of Incorporation of this Corporation (as hereafter amended or restated, the “Articles”); (iii) approve a reorganization or merger involving this Corporation; (iv) elect to wind up and dissolve this Corporation; or (v) effect a plan of distribution upon liquidation otherwise than in accordance with the liquidation preferences of outstanding shares with liquidation preferences, no such proposal may be approved at an annual meeting.

Section 2.3. SPECIAL SHAREHOLDERS’ MEETINGS.

Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by the President, the Chairman of the Board, the Board or by shareholders entitled to cast not less than ten (10) percent of the corporation’s voting power. Upon the written request specifying the general purpose of such meeting, to the chairman of the Board, chief executive officer, president, vice president, or secretary, by any person entitled to call a special meeting of shareholders (other than the Board), the officer receiving such notice forthwith shall cause notice to be given to the shareholders entitled to vote as such meeting, that a meeting will be held at the time requested by the person or persons requesting a meeting, which date shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt by such officer of the request. No business shall be transacted at a special meeting unless its general nature shall have been specified in the notice of such meeting, provided, however, that any business may be validly transacted if the requirements for such validity, as provided in Section 2.13 of this Article are met.

Section 2.4. SHAREHOLDER NOMINATIONS AND PROPOSALS.

For business (including, but not limited to director nominations) to be properly brought before an annual meeting by a shareholder, in addition being within the power of the shareholders and allowed by law, the shareholder or shareholders of record intending to propose the business (the “proposing shareholder”) must have given written notice, in proper form as described below, of the proposing shareholder’s nomination or proposal, either by personal delivery or by the United States mail to the secretary of the Corporation, no earlier than one hundred twenty (120) calendar days and no later than ninety (90) calendar days before the date such annual meeting is to be held. If the annual meeting is called for a date that is within one hundred (100) days of the public announcement of the date of the annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above.

For business to be properly brought before a special meeting of shareholders, the notice of meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A shareholder or shareholders who have made a written request for a special meeting pursuant to Section 2.3 of these Amended and Restated Bylaws (the “Bylaws”) may provide the information required for notice of a shareholder proposal under this section simultaneously with the written request for the meeting submitted to the Secretary or within ten (10) calendar days after delivery of the written request for the meeting to the secretary. In the event a special meeting of shareholders is called for the purpose of electing one or more directors to the Board, for director nominations to be properly brought before the special meeting by a proposing shareholder, the proposing shareholder must have given written notice, in proper form as described below, of the proposing shareholder’s nomination, either by personal delivery or by the United States mail to the secretary of the Corporation, no earlier than one hundred twenty (120) calendar days and no later than ninety (90) calendar days before the date such special meeting is to be held. If the special meeting is called for a date that is within one hundred (100) days of the public announcement of the date of the annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the special meeting is first made. In no event will an adjournment or postponement of a special meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above.

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A proposing shareholder’s notice shall include as to each matter the proposing shareholder proposes to bring before either an annual or special meeting:

1.	as to each person, if any, whom the proposing shareholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

2.	if the notice relates to any business (other than the nomination of persons for election as directors) that the proposing shareholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business, (C) the reasons for conducting such business at the meeting, and (D) any material interest in such business of such proposing shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

3.	as to the proposing shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such proposing shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such proposing shareholder and by such beneficial owner, (C) any derivative positions with respect to shares of capital stock of the Corporation held or beneficially held by or on behalf of such proposing shareholder and by or on behalf of such beneficial owner, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to the shares of capital stock of the Corporation by or on behalf of such proposing shareholder and by or on behalf of such beneficial owner, and the extent to which any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such proposing shareholder and such beneficial owner with respect to shares of capital stock of the Corporation, (D) a representation that the proposing shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (E) a representation whether the proposing shareholder or the beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, and (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.

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Section 2.5. NOTICE OF SHAREHOLDERS’ MEETING.

Except as otherwise provided by law, written notice stating the place, day and hour of the meeting, and, in case of a special meeting, the nature of the business to be transacted at the meeting, shall be given at least ten (10) (or, if sent by third class mail thirty (30)) and not more than sixty (60) days before the meeting. In the case of an annual meeting, notice will include matters the corporation’s Board intends, at the time of the giving of the first of such notices, to present to the shareholders for action, and in the case of a meeting at which directors are to be elected, the names of nominees that the Board, at the time of the giving of the first of such notices, intends to present to the shareholders for election. Proof that notice was given shall be made by affidavit of the secretary, assistant secretary, transfer agent, or director, or of the person acting under the direction of any of the foregoing, who gives such notice, and such proof of notice shall be made part of the minutes of the meeting. Such affidavit shall be prima facie evidence of the giving of such notice. It shall not be necessary to state in a notice of any meeting of shareholders as a purpose thereof any matter relating to the procedural aspects of the conduct of such meeting.

Notice shall be given personally, by electronic transmission, or by mail, by or at the direction of the secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If a shareholder gives no address, constructive notice may be given to the shareholder as provided by the California Corporations Code (the “Corporations Code”). If remote participation in the meeting has been authorized by the Board, the notice shall also provide a description of the means of any remote communications by which shareholders may be considered present and may vote at the meeting.

If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Notice may be given to the shareholder by electronic transmission with the consent of the shareholder. Notice by electronic transmission is deemed given when the notice is:

1.	Transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice;

2.	Transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice;

3.	Posted on an electronic network, with a separate notice sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or

4.	Communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

Any person entitled to notice of a meeting may file a written waiver of notice with the secretary either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

Section 2.6. PERSONS ENTITLED TO VOTE.

Except as otherwise provided by law, and except when a record date has been fixed, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice is given shall be entitled to notice of a shareholders’ meeting, or to vote at such meeting. In the event notice is waived, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which the meeting is held shall be entitled to vote.

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Section 2.7. FIXING A RECORD DATE.

The Board may fix a time in the future as a record date to determine the shareholders entitled to notice of, and to vote at, any meeting of shareholders or entitled to receive any dividend or distribution, or to any change, conversion, or exchange of shares.

A record date fixed under this Section may not be more than sixty (60) or less than ten (10) days before the meeting or action requiring a determination of shareholders. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date. In the event any meeting of shareholders is adjourned for more than forty-five (45) days, the Board shall fix a new record date for purposes of giving notice of, and determining the holders of shares entitled to vote at, such adjourned meeting.

Section 2.8. QUORUM OF SHAREHOLDERS.

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of such number of shareholders so as to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum, except as otherwise required by law or in the Articles. The affirmative vote of a majority of the shares represented and voting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, except as otherwise required by law or in the Articles. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares are elected.

Section 2.9. ADJOURNED MEETINGS AND NOTICE THEREOF.

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by a vote of the majority of the shares represented in person or proxy. When a meeting is adjourned for forty-five (45) days or more, or if a new record date for the adjourned meeting is fixed by the Board, notice of the adjourned meeting shall be given to such shareholders of record entitled to vote at the adjourned meeting, as in the case of any original meeting. When a meeting is adjourned for less than forty-five (45) days, and a new record date is not fixed by the Board, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken, provided only business that might have been transacted at the original meeting may be conducted at such adjourned meeting.

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Section 2.10. CONDUCT OF MEETINGS.

The Board may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the Chairman of the Board, or in his or her absence or inability to act, a director or officer designated by the Board shall serve as the presiding officer. The secretary or, in his or her absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.11. INSPECTORS OF ELECTION.

Before any meeting of shareholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the presiding officer of the meeting may, and on the request of any shareholder or his or her proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as an inspector fails to appear or fails or refuses to act, the presiding officer of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

The inspectors of election shall:

1.	Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies.

2.	Receive votes, ballots, or consents.

3.	Hear and determine challenges and questions in connection with voting rights.

4.	Count and tabulate all votes or consents.

5.	Determine when the polls shall close.

6.	Determine the result.

7.	Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Section 2.12. VOTING OF SHARES.

Unless otherwise provided by law or in the Articles, each share is entitled to one vote on all matters, except that, at any election for directors, unless the Articles provide for the elimination of cumulative voting, each shareholder may, subject to the satisfaction of all statutory conditions precedent to the exercise of such rights, cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or distribute such votes on the same principle among as many candidates as such shareholder thinks fit. Any holder of shares entitled to vote on any matter may vote part of such shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder fails to specify the number of shares, such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

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Section 2.13. CONSENT OF ABSENTEES.

The transactions of any meeting of shareholders, however called or noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.14. VOTING BY PROXY OR NOMINEE.

Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized by a written proxy executed by the person or such person’s duly authorized agent and filed with the secretary of the corporation. A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force. Except as set forth below, any proxy duly executed is not revoked, and continues in full force and effect, until an instrument revoking it, or a duly executed proxy bearing a later date, executed by the person executing the prior proxy and presented to the meeting is filed with the secretary of the corporation, or unless the person giving the proxy attends the meeting and votes in person. A proxy that states on its face that it is irrevocable will be irrevocable for the period of time specified in the proxy, if held by a person (or nominee of a person) specified by law to have sufficient interest to make such proxy irrevocable and only so long as he shall have such interest. If proxies are distributed to ten (10) or more shareholders and this Corporation at the time has 100 or more shareholders of record, as determined in accordance with the Corporations Code, the form of such proxy shall conform to the requirements of the Corporations Code unless the Corporation has a class of securities registered under Section 12 of the Securities Exchange Act of 1934 or has a class of securities exempt therefrom by virtue of Section 12(g)(2) of said Act.

Section 2.15. ACTION BY SHAREHOLDERS WITHOUT A MEETING PROHIBITED.

No action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without holding a meeting.

ARTICLE III
DIRECTORS

Section 3.1. NUMBER OF DIRECTORS.

The number of directors of the corporation shall be not less than six (6) nor more than nine (9), with the exact number of directors to be fixed, within the limits specified, by approval of the Board.

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Section 3.2. POWERS.

All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board, except such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, by the Articles or by these Bylaws. Without limiting the generality of the foregoing, it is hereby expressly declared that the directors shall have the power and, to the extent required by law the duty, to perform the following:

1.	appoint and remove at pleasure of the Board, all officers, managers, management companies, agents, and employees of the Corporation, prescribe their duties in addition to those prescribed in these Bylaws, supervise them, fix their compensation, and require from them security for faithful service. Such compensation may be increased or diminished at the pleasure of the directors;

2.	conduct, manage, and control the affairs and business of the Corporation; make rules and regulations not inconsistent with the Articles or California law or these Bylaws; to make all lawful orders on behalf of the Corporation; and to prescribe in the manner of executing the same;

3.	designate from time to time the person or persons who may sign or endorse checks, drafts, or other orders of payment of money, notes, ore other evidences of indebtedness, issued in the name of , or payable to, the Corporation, and to prescribe the manner of collecting or depositing funds of the Corporation, and the manner of drawing checks thereon;

4.	appoint by resolution of a majority of the authorized number of directors an executive committee and other committees and to delegate to the executive committee any of the powers and authorities of the Board in the management of the business and affairs of the Corporation, except the powers to (i) fill vacancies on the Board or any committee, (ii) fix compensation of directors; (iii) adopt, amend, or repeal the Bylaws; (iv) amend or repeal resolutions of the Board that are expressly nonamendable or repealable; (v) declare a dividend or distribution to shareholders or authorize the repurchase of the corporation’s shares except at a rate, in a periodic amount or within a range, determined by the Board; (vi) establish other committees of the Board; or (vii) approve any action that in addition to Board approval requires shareholder approval. The executive committee shall be composed of two (2) or more directors. The provisions of these Bylaws regarding notice and meetings of directors shall apply to all committees;

5.	authorize the issuance of stock of the Corporation from time to time, upon such terms as may by lawful; and

6.	prepare an annual report to be sent to the shareholders after the close of the fiscal or calendar year of this Corporation, which report shall comply with the requirements of law. To the extent permitted by law, the requirements that an annual report be sent to shareholders and the time limits for sending such reports are hereby waived, the directors, nevertheless, having the authority to cause such report to be sent to shareholders.

Section 3.3. TERM OF OFFICE.

Directors shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified, except that, if the Articles provide for a classified Board, the directors shall be divided into two or three classes to serve for terms of two or three years, respectively, and until their successors are duly elected and qualified, as provided in the Articles.

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Section 3.4. VACANCIES.

A vacancy on the Board exists in case of the occurrence of any of the following events: (i) the death, resignation or removal of any director; (ii) the authorized number of directors is increased; (iii) at any annual, regular, or special meeting of shareholders at which any director is elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting; or (iv) if the Board declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

All vacancies, including vacancies occurring by reason of the removal of directors, may be filled by the majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of that director’s term of office.

Section 3.5. REMOVAL.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of the court or convicted of a felony, or otherwise in a manner provided by law.

Any or all of the directors may be removed from office at any time without cause by a vote of the shareholders entitled to elect them. No one director may be removed by the shareholders if the votes cast against removal would be sufficient to elect the director if cumulatively voted at an election of the entire Board, except that, if the Articles provide for a classified Board, no one director may be removed by the shareholders if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

Section 3.6. RESIGNATION.

A director may resign effective on giving written notice to the Corporation, unless the notice specifies a later effective date. If the resignation specifies a future effective date, the Board may elect a successor to take office when the resignation becomes effective.

Section 3.7. MEETINGS OF DIRECTORS.

Regular Meetings. Unless otherwise specified by the Board by resolution, regular annual meeting of the Board shall be held immediately after, and at the same place as, the annual meeting of shareholders for the purpose of electing officers and transacting any other business. The Board may provide for other regular meetings from time to time by resolution.

Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President or any two (2) directors. Notice of the time and place of special meetings shall be delivered in writing by regular mail, addressed to each director at that director’s mailing address on the records of the Corporation, or personally or by telephone, including by facsimile or electronic mail, at that director’s telephone or facsimile number or electronic mail address on the records of the Corporation. If notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the meeting. In the case the notice is delivered by personally or by telephone, including by facsimile or electronic mail, it shall be sent at least forty-eight (48) hours before the time of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if it is to be held at the principal executive office of the corporation.

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Place of Meetings. Meetings of the Board may be held at any place within or without the State of California that has been designated in the notice. If a place has not been stated in the notice or there is no notice, meetings shall be held at the principal executive office of the Corporation unless another place has been designated by a resolution duly adopted by the Board.

Section 3.8. ELECTRONIC PARTICIPATION.

Members of the Board may participate in a meeting through conference telephone, video screen communication, or other communications equipment. Participation in a meeting by conference telephone constitutes presence in person as long as all members participating can hear one another. Participation by other communications equipment constitutes presence in person at the meeting as long as participating members can communicate with other participants concurrently.

Section 3.9. QUORUM OF DIRECTORS.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, unless the law or the Articles require a greater number. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the directors who constitute a quorum for such meeting. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated time and place. In the absence of quorum, a majority of the directors present may adjourn from time to time.

Section 3.10. COMPENSATION.

Directors may receive compensation their services, and the Board may authorize payment of a fixed fee and expenses of attendance, if any, for attendance at any meeting of the Board or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.11. ACTION BY DIRECTORS WITHOUT A MEETING.

Any action required or permitted to be taken by the Board or any committee thereof under the Corporations Code may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office, or all the committee members then appointed, is filed with the secretary to be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

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Section 3.12. COMMITTEES OF THE BOARD OF DIRECTORS.

The Board, by resolution adopted by a majority of authorized directors, may designate one or more directors to constitute one or more committees to serve at the pleasure of the Board and to exercise the authority of the Board to the extent provided in the resolution establishing the committee and permitted by law.

A committee of the Board does not have the authority to:

1.	Approve actions that require shareholders’ approval or the outstanding shares;

2.	Fill vacancies on the Board or in any committee;

3.	Fix compensation of the directors for serving on the Board or on any committee;

4.	Amend or repeal Bylaws or adopt new Bylaws.

5.	Amend or repeal any resolution of the Board of Directors that by its terms is not so amendable or repealable.

6.	Make a distribution, except at a rate, in a periodic amount or within a price range set forth in the Articles or determined by the Board.

7.	Appoint other committees or Board members.

The Board, by resolution adopted by the majority of authorized directors, may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee.

The designation of a committee of the Board and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

ARTICLE IV
OFFICERS

Section 4.1. POSITIONS AND ELECTION.

The officers of the corporation shall be elected by the Board of Directors and shall be a chairman of the Board or a president or both, a secretary and a chief financial officer. The Board may from time to time choose such other officers, including but not limited to a chief executive officer, one or more vice presidents or assistant vice presidents, a treasurer and one or more assistant secretaries, as may be deemed expedient, to hold office at the pleasure of the Board, with such authority as may be specifically delegated to such officers by the Board. Any two or more offices may be held by the same person.

Section 4.2. REMOVAL AND RESIGNATION.

Any officer elected or appointed by the Board may be removed with or without cause by the affirmative vote of the majority of the Board. Removal shall be without prejudice to the contract rights, if any, of the officer so removed. Any officer chosen by the Board may resign at any time by giving written notice to the Corporation. Unless a different time is specified in the notice, the resignation shall be effective upon its receipt by the chairman, the president, the secretary or the Board.

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Section 4.3. CHAIRMAN OF THE BOARD.

The chairman of the Board shall preside at all meetings of the shareholders and the Board as well as have any other powers and perform all other duties related to the office or as the Board shall assign. If there is no chief executive officer, president or vice president performing the duties of the president, the chairman shall also have the power and duties of the chief executive officer of the Corporation.

Section 4.3. CHIEF EXECUTIVE OFFICER.

The chief executive officer, subject to the direction of the Board, shall have general supervision over the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried out, and shall have any other powers and perform any other duties as the Board shall assign. If the Board has not designated a chairman, the chief executive officer shall preside at all meetings of shareholders and the Board.

Section 4.4. PRESIDENT.

The President shall have any powers and perform any duties as the Board may assign or the chief executive officer may delegate. If there is no chief executive officer, the president shall have the power and duties of the chief executive officer of the Corporation. If there is no chairman of the Board or chief executive officer, the president shall preside at all meetings of shareholders and the Board.

Section 4.5. VICE PRESIDENTS.

Each vice president, in order of their rank as designated by the Board shall perform the duties and exercise the powers of the president in the absence or disability of the president, and shall have any other powers and perform any other duties as the Board, chief executive officer or president shall assign or delegate.

Section 4.6. THE SECRETARY AND ASSISTANT SECRETARIES.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a minute book of all meetings of directors or shareholders. The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation, or at the office of the Corporation’s transfer agent, a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each and the number and date of cancellation of every certificate surrendered for cancellation.

The Assistant Secretaries shall in order of their rank as designated by the Board, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and they shall perform other duties as the Board or the secretary shall assign.

Section 4.7. CHIEF FINANCIAL OFFICER.

The chief financial officer (who shall also be the treasurer if the Board does not designate another officer to hold that office) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board.

The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for the disbursements. The chief financial officer shall keep and maintain the Corporation’s books of account and shall render to the president and directors an account of all of his or her transactions as chief financial officer and of the financial condition of the Corporation and exhibit the books, records and accounts to the president or directors at any time.

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The assistant or assistants to the chief financial officer in the order of their seniority shall, in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer, and they shall perform other duties as the Board shall prescribe.

Section 4.8. OTHER OFFICERS.

The powers and duties of the other officers of the corporation shall be as provided from time to time by resolution of the Board or by direction of an officer authorized by the Board to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation shall, to the maximum extent and in the manner permitted by the Corporations Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Corporations Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Corporations Code), arising by reason of the fact that such person is or was an agent (as defined in Section 317(a) of the Corporations Code) of the Corporation. For purposes of this article, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 5.2. INDEMNIFICATION OF OTHER AGENTS.

The Corporation shall have the power, to the extent and in the manner permitted by the Corporations Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 317(a) of the Corporations Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Corporations Code), arising by reason of the fact that such person is or was an agent (as defined in Section 317(a) of the Corporations Code) of the Corporation. For purposes of this article, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

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Section 5.3. EXPENSES.

Expenses incurred in defending any proceeding for which indemnification is required pursuant to Section 5.1 of these Bylaws or for which indemnification is permitted pursuant to Section 5.2 of these Bylaws following authorization thereof by the Board of Directors, may be advanced by the Corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay that amount if it shall be determined ultimately that the indemnified person is not entitled to be indemnified as authorized by this article.

Section 5.4. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS.

The foregoing rights of indemnification and advancement of expenses shall be in addition to and not exclusive of any other rights which such any person may be entitled to pursuant to any agreement with the Corporation, under any statute, provision of the Articles or any action taken by the directors or shareholders of the Corporation.

Section 5.5. INSURANCE.

The Corporation may buy and maintain insurance to protect itself and any agent against any expense asserted against them or incurred by an agent, whether or not the Corporation could indemnify the agent against the expense under applicable law or the provisions of this article, provided that, in cases where the Corporation owns all or a portion of the shares of the company issuing the insurance policy, the company or the policy must meet one of the two sets of conditions set forth in Section 317 of the Corporations Code.

ARTICLE VI
SHARE CERTIFICATES AND TRANSFER

Section 6.1. SHARE CERTIFICATES.

Every owner of shares in this Corporation shall be entitled to have a certificate, in such form, not inconsistent with the Articles or any law, as shall be prescribed by the Board, certifying the number of shares, and class or series, owned by such shareholder in the Corporation. Shareholders can request and obtain a statement of rights restrictions preferences and privileges regarding classified shares or a class of shares with two or more series, if any, from the Corporation’s principal executive office. Each certificate issued shall bear all statements or legends required by law to be affixed thereto.

Notwithstanding the foregoing, unless otherwise required by applicable law, the Corporation may adopt a system of issuance, recordation and transfer of shares exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act. The Corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the law of California. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

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Section 6.2. TRANSFERS OF SHARES.

Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such shareholder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary or transfer agent of the Corporation. Except as otherwise provided by law, upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 6.3. REGISTERED SHAREHOLDERS.

The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of California, or giving proxies with respect to those shares.

Section 6.4. LOST, STOLEN OR DESTROYED CERTIFICATES.

The Corporation may issue a new share certificate in place of any certificate it previously issued that the shareholder alleges to have been lost stolen or destroyed provided that the shareholder or the shareholder’s legal representative of the lost, stolen or destroyed certificate shall give the Corporation a bond or other adequate security sufficient to indemnify the Corporation against any potential claim against the corporation because of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
CORPORATE RECORDS AND INSPECTION

Section 7.1. RECORDS.

The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All such books, records and accounts shall be kept at this Corporation’s principal executive office, as fixed by the Board from time to time.

Section 7.2. INSPECTION OF BOOKS AND RECORDS.

All books and records of the Corporation shall, to the extent provided by law, be open to inspection of directors, shareholders, and voting trust certificate holders, in the manner provided by law.

Section 7.3. CERTIFICATION AND INSPECTION OF BYLAWS.

This Corporation shall keep in its principal executive office in California, or, if its principal executive office is not within the State of California, at its principal business office in California, the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside California and the Corporation has no principal business office in California, it shall upon written request of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

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ARTICLE VIII
MISCELLANEOUS

Section 8.1. CHECKS, DRAFTS, ETC.

All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board. No officer, agent, or employee of the Corporation shall have the power to bind the Corporation by contract or otherwise unless authorized to do so by these Bylaws or by the Board.

Section 8.2. SHARES HELD BY THE CORPORATION.

Securities in other corporations standing in the name of the Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by any officer of the Corporation authorized so to do by resolution of the Board. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or by power of attorney duly executed by such person having the authority.

Section 8.3. FISCAL YEAR.

The fiscal year of the Corporation shall be as determined by the Board.

Section 8.4. CONFLICT WITH APPLICABLE LAW OR ARTICLES.

Unless the context requires otherwise, the general provisions, rules of construction, and the definitions of the California General Corporation Laws shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles. Whenever these Bylaws may conflict with any applicable law or the Articles, such conflict shall be resolved in favor of such law or the Articles.

Section 8.5. INVALID PROVISIONS.

If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.6. EMERGENCY MANAGEMENT OF THE CORPORATION.

In anticipation of or during an emergency, as defined in California Corporations Code Section 207, the Board, in order to conduct the ordinary business affairs of the Corporation shall modify procedures, including, but not limited to, calling a Board meeting, quorum requirements for such Board meeting, and designation of additional or substitute directors.

In anticipation of or during an emergency, the corporation shall be able to take any and all of the following actions to conduct the corporation’s ordinary business affairs and operations:

●	Modify lines of succession to accommodate the incapacity of any director, officer, employee or agent resulting from the emergency.

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●	Relocate the principal office, designate alternative principal offices or regional offices.

●	Give notice to directors in any practicable matter under the circumstances, including but not limited to publication and radio, when notice of a Board meeting cannot be given in a manner prescribed by these Bylaws.

●	Deem one or more officers present at a Board meeting is a director as necessary to achieve a quorum for that meeting.

ARTICLE IX
AMENDMENT OF BYLAWS

Section 9.1. AMENDMENT BY SHAREHOLDERS.

Shareholders may adopt amend or repeal Bylaws by the vote of the holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, these Bylaws, or the Articles.

Section 9.2. AMENDMENT BY DIRECTORS.

Subject to the rights of shareholders as provided in Section 9.1, and the limitation of California Corporations Code Section 204(a)(5) and 212, the Board of Directors may adopt, amend or repeal Bylaws.

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